EXHIBIT 5.1

[GOODWIN PROCTER LLP LETTERHEAD]

March 25, 2005

EXACT Sciences Corporation

100 Campus Drive

Marlborough, MA  01752

Re:          Securities to be Registered Under Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished in connection with the registration statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 3,085,940 shares (the “Shares”) of Common Stock, $0.01 par value per share, of EXACT Sciences Corporation, a Delaware corporation (the “Company”), which may be issued pursuant to the 2000 Stock Option and Incentive Plan and the 2000 Employee Stock Purchase Plan (collectively, the “Plans”).

In connection with rendering this opinion, we have examined (i) the Plans, (ii) the Sixth Amended and Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of State of the State of Delaware, (iii) the Amended and Restated By-laws of the Company, as amended, (iv) such records of the corporate proceedings of the Company as we deemed material, (v) the Registration Statement and the exhibits thereto, and (vi) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.  As to the matters of fact material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Delaware General Corporation Law (which includes applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the Delaware General Corporation Law and applicable provisions of the Delaware Constitution).

Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefore in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP